UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021 (March 3, 2021)

ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39162	84-2745636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 400
Pittsburgh, Pennsylvania	15212-5872
(Address of principal executive offices)	(Zip Code)

(412) 992-2500
(Registrant’s telephone number, including area code)
________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
On March 3, 2021, Arconic Corporation (the “Company”) completed the issuance and sale of $300 million aggregate principal amount of additional 6.125% Senior Secured Second-Lien Notes due 2028 (the “Additional Notes”).  The offering and sale of the Additional Notes was made through a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Company estimates that the net proceeds from the sale of the Additional Notes are approximately $314,000,000, after deducting discounts and commissions to the initial purchasers and estimated expenses of the offering.  The Company intends to use the net proceeds from the offering for general corporate purposes, including to fund the annuitization of certain of its pension plan obligations.

The Additional Notes were issued pursuant to an Indenture, dated February 7, 2020 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of March 30, 2020 (the “First Supplemental Indenture”) and as further supplemented by a second supplemental indenture, dated as of the date hereof (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), in each case among the Company, the guarantors party thereto, U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as notes collateral agent (the “Notes Collateral Agent”), and U.S. Bank National Association, as registrar, paying agent and authenticating agent, governing the Company's existing 6.125% Senior Secured Second-Lien Notes due 2028 (the “Existing Notes”, together with the Additional Notes, the “Notes”). The Additional Notes are part of a single series with the Existing Notes and have the same terms as the Existing Notes, other than with respect to the date of issuance and issue price.

The Notes mature on February 15, 2028. Interest on the Notes accrues at 6.125% per annum and will be paid semi-annually, in arrears, on February 15 and August 15 of each year. The next interest payment date is August 15, 2021.

The Notes are unconditionally guaranteed, jointly and severally, on a senior secured second-priority basis by each of the Company’s wholly owned domestic subsidiaries that are guarantors (the “Guarantors”) under the ABL Credit Agreement, dated May 13, 2020, (the “ABL Credit Agreement”) or the 6.000% First Lien Notes due 2025 ( the “First Lien Notes”). The Notes and such guarantees are secured on a second-priority basis by the collateral, subject to the First Lien-Second Lien Intercreditor Agreement (as defined in the Indenture).

On and after February 15, 2023, the Company may redeem all or a portion of the Notes at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth under the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time prior to such date, the Company may redeem all or a portion of the Notes at the “make-whole” redemption prices set forth under the Indenture. Additionally, at any time prior to February 15, 2023, the Company may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds of certain equity offerings.

The Indenture limits the Company’s and its restricted subsidiaries’ ability to, among other things, make investments, loans, advances, guarantees and acquisitions; incur or guarantee additional debt and issue certain disqualified equity interests and preferred stock; make certain restricted payments, including a limit on dividends on equity securities or payments to redeem, repurchase or retire equity securities or other indebtedness; dispose of assets; create liens on assets to secure debt; engage in transactions with affiliates; enter into certain restrictive agreements; and consolidate, merge, sell or otherwise dispose of all or substantially all of their or a Guarantor’s assets. These covenants are subject to a number of limitations and exceptions.

Additionally, upon certain events constituting a change of control under the Indenture, the Company will be required to make an offer to repurchase the Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Further, if the Company or its restricted subsidiaries sell assets, under certain circumstances and subject to certain conditions, the Company will be required to use any excess net proceeds of such sale above $100 million to offer to purchase outstanding Notes at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

The Indenture also provides for customary events of default, which may cause the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to become, or to be declared, due and payable. Events of default (subject in certain cases to customary grace and cure periods) include, among others, default in payment of principal or premium on the Notes, default for 30 days or more in the payment of interest on the Notes, failure to perform or comply with certain obligations, covenants or agreements contained in the Indenture or the Notes, default under certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, certain events of bankruptcy or insolvency and failure of certain security interests to be valid, subject to certain limitations and exceptions.

The foregoing description of the Indenture set forth under this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture which was filed as Exhibit 10.14 to Amendment No. 2 to Arconic Corporation’s registration statement on Form 10-12B/A on February 7, 2020 and is incorporated herein by reference, the First Supplemental Indenture which was filed as Exhibit 4.2 to Arconic Corporation’s Current Report on Form 8-K on April 3, 2020 and is incorporated herein by reference, and the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01    Other Events.
On March 3, 2021, the Company issued a press release announcing the closing of the issuance and sale of the Additional Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Exhibit

4.1
Second Supplemental Indenture, dated as of March 3, 2021, among Arconic Corporation, the guarantors party thereto, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent, authenticating agent, registrar and paying agent

99.1	Press Release of Arconic Corporation, issued March 3, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021

ARCONIC CORPORATION

By:	/s/ Erick R. Asmussen
Name:	Erick R. Asmussen
Title:	Executive Vice President and Chief Financial Officer